SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 17, 2006
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 8.01:    OTHER EVENTS

On May 15 and May 17, 2006, CACI International Inc responded to recent false media reports alleging "takeover talks" by which BAE Systems would acquire CACI. The Registrant has denied that any such discussions occurred or that it authorized any party to engage in such discussions on its behalf.

Copies of the Registrant's press releases dated May 15, 2006 and May 17, 2007 are attached as Exhibits 99a and 99b, respectively, to this current report on Form 8-K.

ITEM 9.01:    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99a	Press Release dated May 15, 2006, in which the Registrant responded to recent media reports
Exhibit 99b	Press Release dated May 17, 2006, in which the Registrant refuted takeover rumors and false media reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Acting Director, Legal Division, and Assistant Secretary